Supplement to

Offer to Purchase and Consent Solicitation Statement

Offer to Purchase for Cash

Up to $74,000,000 in Principal Amount of the
Outstanding Series B 13 1/2% Senior Notes due 2009
(CUSIP Number 69371Y AB7)
and
Solicitation of Consents to the Proposed Amendments to the Related
Indenture

of Pac-West Telecomm, Inc.

        The information contained in this Supplement (the “Supplement”), dated November 17, 2003, amends and supplements the Offer to Purchase and Consent Solicitation Statement, dated October 30, 2003 (the “Statement”), of Pac-West Telecomm, Inc. (“we,” “us,” or the “Company”) pursuant to which the Company offered to purchase for cash up to $74,000,000 principal amount, or approximately 77.8%, of its outstanding Series B 13 1/2% Senior Notes due 2009 (the “Notes”) and solicited your consent (the “Consent”) to amendments to certain of the provisions of the Indenture, dated as of January 29, 1999, between us and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, National Association) under which the Notes were issued. Capitalized terms used in this Supplement that are not otherwise defined herein shall have the meanings ascribed to them in the Statement.

INCREASE IN THE TENDER OFFER CONSIDERATION OFFERED

      We are amending the terms of the Statement such that we are now offering to pay $980 per $1,000 principal amount of Notes (the “Tender Offer Consideration”) plus accrued and unpaid interest on tendered and accepted Notes to, but not including, the Settlement Date. This is an increase of $80 per $1,000 principal amount of Notes from the original offer of $900 per $1,000 principal amount of the Notes. In addition, in order to encourage you to tender your Notes early, if the Tender Offer is completed in accordance with the terms of the Offer to Purchase, as amended by this Supplement, we are continuing to offer an early tender premium of $20 per $1,000 of principal amount of the Notes (the “Early Tender Premium”) payable to all Holders of Notes that validly tender such Notes before the Early Tender Premium Deadline, as extended by this Supplement, and do not withdraw such Notes, whether or not all such Notes are accepted by us.

      Together, the Tender Offer Consideration and the Early Tender Premium (the “Total Consideration”) is now equal to par, or $1,000 per $1,000 principal amount of the Notes.

DECREASE IN PRINCIPAL AMOUNT OFFERED TO PURCHASE

      We are also amending the terms of the Statement such that we are now offering to purchase up to $59,000,000 principal amount, or approximately 62.0%, of the outstanding Notes. This is a decrease of $15,000,000 principal amount, or approximately 15.8%, of the outstanding Notes from the original offer. If Holders of a greater principal amount of Notes accept the Tender Offer, we will accept Notes for purchase on a pro rata basis based upon the relative principal amount of Notes tendered by such Holders.

EXTENSION OF THE EARLY TENDER PREMIUM DEADLINE

      We are extending the Early Tender Premium Deadline from 5:00 p.m., New York City time, on November 17, 2003 to 5:00 p.m., New York City time, on November 25, 2003 (such date and time, as extended hereby and as may be extended from time to time in the future, the “Early Tender Premium Deadline”). All Holders who validly tender Notes by the extended Early Tender Premium Deadline and who do not withdraw such Notes are eligible to receive the Early Tender Premium, even if all such Notes are not accepted by us. As set forth in the Statement, you may withdraw your tender and revoke your Consent at any time prior to the execution of the Supplemental Indenture, which we expect to occur promptly following the Early Tender Premium Deadline (the “Withdrawal Deadline”), provided that we have received the Requisite Consents, but not afterwards. If you withdraw your tender, you also revoke your Consent. Any tender, whether made before or after the Withdrawal Deadline, may not be withdrawn after the Withdrawal Deadline.

EXTENSION OF THE EXPIRATION TIME

      We are also extending the Expiration Time from 5:00 p.m., New York City time, on December 4, 2003 to 5:00 p.m., New York City time, on December 18, 2003 (such date and time, as extended hereby and as may be extended from time to time in the future, the “Expiration Time”).

     All other terms of the Statement remain otherwise unchanged. The Offer to Purchase as amended by this Supplement expires at 5:00 p.m., New York City time, on December 18, 2003. This Supplement should be read in conjunction with the Statement. Except as set forth in this Supplement, the terms and conditions set forth in the Statement along with the Consent and Letter of Transmittal distributed therewith remain in full force and effect.

The Depositary for the Tender Offer and Consent Solicitation is:

WELLS FARGO BANK MINNESOTA, N.A.

By Facsimile (Eligible Institutions Only): (612) 667-2160 (confirm by telephone (612) 316-4305) or (800) 344-5128	By Registered & Certified Mail: Wells Fargo Bank Minnesota, N.A. MAC #N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517

Regular Mail or Overnight Couriers: Wells Fargo Bank Minnesota, N.A. MAC #N9303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank Minnesota, N.A. 608 Second Avenue South Corporate Trust Operations, 12th Floor Minneapolis, MN 55479

The Information Agent for the Tender Offer and Consent Solicitation is:

Georgeson Shareholder Communications, Inc.

17 State Street, 10th Floor
New York, NY 10004
Bankers and Brokers Call Collect (212) 440-9800
All Others Call Toll-Free (800) 843-0079

The Dealer Manager for the Tender Offer and the Solicitation Agent for the Consent Solicitation is:

UBS SECURITIES LLC

677 Washington Boulevard Stamford, Connecticut 06901 Attention: Liability Management Group Telephone: (203) 719-4210 (Call Collect) (888) 722-9555, ext. 4210 (Toll Free)	555 California Street San Francisco, California 94104 Attention: Brian Taylor Telephone: (415) 352-6085

November 17, 2003